       As filed with the Securities and Exchange Commission on May 4, 1998

                                                     Registration No. 333-
                                                                          -----
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                                  ------------
                               RELTEC CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                            94-3227019
     (State of other jurisdiction               (I.R.S. Employer

   of incorporation or organization)           Identification No.)

                        5900 Landerbrook Drive, Suite 300
                           Cleveland, Ohio 44124-4019

                     (Address of principal executive office)

                                  ------------

       AMENDED AND RESTATED 1995 STOCK PURCHASE AND OPTION PLAN FOR
           EMPLOYEES OF RELTEC HOLDINGS, INC. AND SUBSIDIARIES

         THE 1998 EQUITY PARTICIPATION PLAN OF RELTEC CORPORATION
             THE RELTEC CORPORATION SAVINGS AND INVESTMENT PLAN

       RELTEC CORPORATION DEFERRED COMPENSATION AND RESTORATION PLAN
         RELTEC CORPORATION DIRECTORS' DEFERRED COMPENSATION PLAN

                           (Full titles of the Plans)

                                  ------------

                              VALERIE GENTILE SACHS

                       Vice President and General Counsel

                               RELTEC Corporation
                        5900 Landerbrook Drive, Suite 300

                           Cleveland, Ohio 44124-4019
                                 (440) 460-3600

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                                 RAYMOND Y. LIN

                                Latham & Watkins
                                885 Third Avenue

                                   Suite 1000
                            New York, New York 10022

                                 (212) 906-1200


                         CALCULATION OF REGISTRATION FEE

 -------------------------------- ------------------- ------------------------ ------------------- -----------------
                                        Amount               Proposed             Proposed
                                      of Shares               Maximum             Maximum           Amount of
                                        to be             Offering Price          Aggregate         Registration
 Title of Securities                Registered (2)         Per Share (3)          Offering              Fee
 to be Registered (1)                                                             Price (1)
 -------------------------------- ------------------- ------------------------ ------------------- -----------------
 Common Stock,                        9,377,549           $2.83, $5.00,     $250,168,057            $73,800
 $.01 par value per share                                 $6.81, $10.56,
                                                          $11.50,$12.50,
                                                          $13.54,$14.97,
                                                          $29.00,$39.8125
 -------------------------------- ------------------- ------------------------ ------------------- -----------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The RELTEC Corporation Savings and Investment Plan, an indeterminate amount of interests to be offered or sold pursuant to the RELTEC Corporation Deferred Compensation and Restoration Plan and an indeterminate amount of interests to be offered or sold pursuant to the RELTEC Corporation Directors' Deferred Compensation Plan.

(2) Pursuant to Rule 416 under the Securities Act, additional shares of the Common Stock of the Company issued or which become issuable in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered.

(3) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (a) the exercise price per share ($2.83) of outstanding options for 189,203 shares; (b) the exercise price per share ($5.00) of outstanding options for 1,732,200 shares; (c) the exercise price per share ($10.56) of outstanding options for 34,786 shares; (d) the exercise price per share ($11.50) of outstanding options for 756,481 shares; (e) the exercise price per share ($12.50) of outstanding options for 864,230 shares; (f) the exercise price per share ($13.54) of outstanding options for 19,462 shares; (g) the exercise price per share ($14.97) of outstanding options for 5,176 shares; (h) the exercise price per share ($29.00) of outstanding options for 850,550 shares and (i) for the remaining 4,925,461 shares, $39.8125, the average of the high and low price for shares of the Company's common stock, par value $.01 per share (the "Common Stock") as reported on the New York Stock Exchange composite tape on April 29, 1998.

                                     PART I

Item 1.    Plan Information

           Not required to be filed with this Registration Statement.

Item 2.    Registration Information and Employee Plan Annual Information

           Not required to be filed with this Registration Statement.

                                     PART II

Item 3.    Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by RELTEC Corporation, a Delaware corporation (the "Company"), by The RELTEC Corporation Savings and Investment Plan, by the RELTEC Corporation Deferred Compensation and Restoration Plan and by the RELTEC Corporation Directors' Deferred Compensation Plan, are incorporated as of their respective dates in this Registration Statement by reference:

     A. The Company's prospectus filed with the Commission pursuant to Rule 424(b) on March 13, 1998 in connection with the Company's Registration Statement on Form S-1 (File No. 333-44277), including the exhibits thereto.

     B. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 referred to in (A) above.

     All documents filed by the Company, by The RELTEC Corporation Savings and Investment Plan, by the RELTEC Corporation Deferred Compensation and Restoration Plan or by the RELTEC Corporation Directors' Deferred Compensation Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

           Not applicable.

Item 5.    Interests of Named Experts and Counsel

     Certain partners of Latham & Watkins, members of their respective families, related persons and others have an indirect interest, through limited partnerships, in less than 1% of the Common Stock. Such persons do not have the power to vote or dispose of such shares of Common Stock. In addition, certain partners of Latham & Watkins, members of their respective families and others hold directly less than 1% of the Common Stock.

Item 6.    Indemnification of Directors and Officers

     The Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), a director of the Company shall not be liable to the Company or stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments, stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provisions of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Bylaws provide that the Company shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          4(a)     Certificate of Incorporation of the Company.
                   (Incorporated by reference to the Company's
                   Registration Statement on Form S-1 as filed on February 5, 1998, as amended, File No. 333-44277.)

          4(b) Bylaws of the Company. (Incorporated by reference to the Company's Registration Statement on Form S-1 as filed on February 5, 1998, as amended, File No. 333-44277.)

          4(c) Amended and Restated 1995 Stock Option and Purchase Plan for Employees of RELTEC Holdings, Inc. and Subsidiaries. (Incorporated by reference to the Company's Registration Statement on Form S-1 as filed on January 14, 1998, as amended, File No.
                   333-44277.)

          4(d)     The 1998 Equity Participation Plan of RELTEC
                   Corporation. (Incorporated by reference to the Company's Registration Statement on Form S-1 as filed on March 11, 1998, as amended, File No. 333-44277.)

          4(e)     The RELTEC Corporation Savings and Investment Plan.

          4(f)     The RELTEC Corporation Deferred Compensation and Restoration
                   Plan.

          4(g)     The RELTEC Corporation Directors' Deferred Compensation
                   Plan.

          4(h) Form of Common Stock Certificate. (Incorporated by reference to the Company's Registration Statement on Form S-1 as filed on March 11, 1998, as amended, File No. 33-44277.)

         5(a) Opinion of Latham & Watkins as to the legality of the Common Stock being registered.

         23(a)     Consent of Deloitte & Touche LLP.

         23(b)     Consent of Latham & Watkins, included in Exhibit 5(a).

         24(a)     Power of Attorney, included on signature page.

     Pursuant to Item 8 of the instructions to Form S-8, the undersigned registrant hereby undertakes to submit The RELTEC Savings and Investment Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify The RELTEC Savings and Investment Plan.

Item 9.   Undertakings

          (a)      The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)     To include  any  prospectus  required  by
                                   Section  10(a)(3)  of  the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)  To include any material information
                                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                 Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

                 Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 30, 1998.

                               RELTEC CORPORATION

                               By: /s/ Dudley P. Sheffler
                                   ----------------------
                                   Dudley P. Sheffler
                                   President, Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints each of Dudley P. Sheffler, Scott A. Fine and Valerie Gentile Sachs as true and lawful attorney-in-fact and agent, with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

 Signature                  Title                                Date Signed
 ---------                  -----                                -----------
 /s/ Dudley P. Sheffler     President, Chief Executive Officer   March 30, 1998
 ------------------------   and Director
 Dudley P. Sheffler         (Principal Executive Officer)

 /s/ John L. Wilson         Vice President--Controller           March 30, 1998
 ------------------------   (Principal Financial and
 John L. Wilson             Accounting Officer)

 /s/ James H. Greene, Jr.   Director                             March 30, 1999
 ------------------------
 James H. Greene, Jr.

 /s/ Henry R. Kravis        Director                             March 30, 1998
 ------------------------
 Henry R. Kravis

 /s/ Alexander Navab, Jr.   Director                             March 30, 1998
 ------------------------
 Alexander Navab, Jr.

 /s/ George R. Roberts      Director                             March 30, 1998
 ------------------------
 George R. Roberts

     Pursuant to the requirements of the Securities Act of 1993, as amended, The RELTEC Corporation Savings and Investment Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Cleveland, Ohio on April 16, 1998.

                            THE RELTEC CORPORATION SAVINGS AND
                            INVESTMENT PLAN

                            By:  Administrative Committee of The RELTEC
                                 Corporation Savings and Investment Plan

                                 By:   /s/ David G. Phelps
                                       ----------------------------------------
                                       David G. Phelps

     Pursuant to the requirements of the Securities Act of 1993, as amended, the RELTEC Corporation Deferred Compensation and Restoration Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Cleveland, Ohio on April 16, 1998.

                            THE RELTEC CORPORATION DEFERRED
                            COMPENSATION AND RESTORATION PLAN

                            By:  Administrator of the RELTEC Corporation
                                 Deferred Compensation and Restoration Plan

                                 By:   /s/ David G. Phelps
                                       ----------------------------------------
                                       David G. Phelps

     Pursuant to the requirements of the Securities Act of 1993, as amended, the RELTEC Corporation Directors' Deferred Compensation Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Cleveland, Ohio on April 16, 1998.

                            THE RELTEC CORPORATION DIRECTORS'
                            DEFERRED COMPENSATION PLAN

                            By:  Administrator of the RELTEC Corporation
                                 Directors' Deferred Compensation Plan

                                 By:  /s/ David G. Phelps
                                      -----------------------------------------
                                      David G. Phelps

                                  EXHIBIT INDEX


      4(a)     Certificate of Incorporation of the Company.
               (Incorporated by reference to the Company's
               Registration Statement on Form S-1 as filed on February 5, 1998, as amended, File No. 333-44277.)

      4(b) Bylaws of the Company. (Incorporated by reference to the Company's Registration Statement on Form S-1 as filed on February 5, 1998, as amended, File No.
               333-44277.)

      4(c)     Amended and Restated 1995 Stock Option and Purchase
               Plan for Employees of RELTEC Holdings, Inc. and
               Subsidiaries. (Incorporated by reference to the Company's Registration Statement on Form S-1 as filed on January 14, 1998, as amended, File No.

               333-44277.)

      4(d)     The 1998 Equity Participation Plan of RELTEC
               Corporation. (Incorporated by reference to the Company's Registration Statement on Form S-1 as filed on March 11, 1998, as amended, File No. 333-44277.)

      4(e)     The RELTEC Corporation Savings and Investment Plan.

      4(f)     The RELTEC Corporation Deferred Compensation and Restoration
               Plan.

      4(g)     The RELTEC Corporation Directors' Deferred Compensation Plan.

      4(h) Form of Common Stock Certificate. (Incorporated by reference to the Company's Registration Statement on Form S-1 as filed on March 11, 1998, as amended, File
               No. 333-44277.)

      5(a)     Opinion of Latham & Watkins as to the legality of the Common
               Stock being registered.

      23(a)    Consent of Deloitte & Touche LLP.

      23(b)    Consent of Latham & Watkins, included in Exhibit 5(a).

      24(a)    Power of Attorney, included on signature page.